Exhibit 99.1

Werner Enterprises Reports Fourth Quarter and Annual 2022 Results

Fourth Quarter 2022 Highlights (all metrics compared to fourth quarter 2021)

•Total revenues of $861.5 million, up 13%
•Operating income of $88.4 million, down 10%; non-GAAP adjusted operating income of $89.9 million, down 11%
•Operating margin of 10.3%, down 260 basis points; non-GAAP adjusted operating margin of 10.4%, down 280 basis points
•Diluted EPS of $0.94, down 18%; non-GAAP adjusted diluted EPS of $0.99, down 13%

2022 Highlights (all metrics compared to 2021)

•Total revenues of $3.29 billion, up 20%
•Operating income of $323.1 million, up 5%; non-GAAP adjusted operating income of $333.2 million, up 5%
•Operating margin of 9.8%, down 150 basis points; non-GAAP adjusted operating margin of 10.1%, down 150 basis points
•Diluted EPS of $3.74, down 2%; non-GAAP adjusted diluted EPS of $3.70, up 7%

OMAHA, Neb., February 7, 2023 -- Werner Enterprises, Inc. (Nasdaq: WERN), a premier transportation and logistics provider, today reported results for the fourth quarter and year ended December 31, 2022.

“We made significant progress executing our strategy in 2022, and also closed on two additive acquisitions in fourth quarter. While changing macroeconomic conditions led to a lackluster truckload and logistics freight market in fourth quarter, the durability and resilience of our business model, combined with the efforts of our determined and talented team, produced strong fourth quarter results,” said Derek J. Leathers, Chairman, President and CEO. “As we look out into what remains an uncertain and more difficult operating environment, we remain laser focused on implementing our DRIVE strategy to deliver value to our customers, associates, shareholders, suppliers and carrier partners.”

Total revenues for the quarter were $861.5 million, an increase of $96.3 million compared to the prior year quarter, due to Truckload Transportation Services (“TTS”) revenues growth of $71.6 million and Logistics revenues growth of $28.5 million.

Operating income of $88.4 million decreased $10.1 million, or 10%, while operating margin of 10.3% decreased 260 basis points. On a non-GAAP basis, adjusted operating income of $89.9 million decreased $11.2 million, or 11%. Adjusted operating margin of 10.4% declined 280 basis points from 13.2% for the same quarter last year.

Truckload Transportation Services operating income decreased by $7.9 million and adjusted operating income decreased by $6.9 million. Logistics operating income declined $1.9 million and adjusted operating income declined by $3.9 million. Corporate and Other (including driving schools) operating income decreased by $0.4 million.

Werner Enterprises, Inc. - Release of February 7, 2023

Interest expense of $5.8 million increased $4.2 million primarily due to an increase in average debt outstanding and higher interest rates. The effective income tax rate during the quarter was 24.7%, compared to 23.0% in fourth quarter 2021.

During fourth quarter 2022, our strategic minority equity investments had market valuation changes causing a net unrealized loss on equity securities, which resulted in lower non-operating income of $2.2 million, or $0.03 per share, compared to a net unrealized gain, which resulted in higher non-operating income of $4.0 million, or $0.05 per share, in fourth quarter 2021. Consistent with prior reporting, market value increases or decreases for these strategic minority investments are adjusted out for determining non-GAAP adjusted net income and non-GAAP adjusted earnings per share.

Net income attributable to Werner of $60.2 million decreased 22%. On a non-GAAP basis, adjusted net income attributable to Werner of $62.8 million decreased 17%. Diluted EPS of $0.94 decreased 18%. On a non-GAAP basis, adjusted diluted EPS of $0.99 decreased 13%.

Key Consolidated Financial Metrics

	Three Months Ended December 31,			Year Ended December 31,
(In thousands, except per share amounts)	2022	2021	Y/Y Change	2022	2021	Y/Y Change
Total revenues	$861,491	$765,221	13%	$3,289,978	$2,734,372	20%
Truckload Transportation Services revenues	634,787	563,227	13%	2,428,686	2,045,073	19%
Werner Logistics revenues	213,485	184,967	15%	793,492	622,461	27%
Operating income	88,381	98,488	(10)%	323,076	309,146	5%
Operating margin	10.3%	12.9%	(260) bps	9.8%	11.3%	(150) bps
Net income attributable to Werner	60,166	76,767	(22)%	241,256	259,052	(7)%
Diluted earnings per share	0.94	1.15	(18)%	3.74	3.82	(2)%
Adjusted operating income (1)	89,917	101,098	(11)%	333,164	316,777	5%
Adjusted operating margin (1)	10.4%	13.2%	(280) bps	10.1%	11.6%	(150) bps
Adjusted net income attributable to Werner (1)	62,840	75,624	(17)%	239,164	234,280	2%
Adjusted diluted earnings per share (1)	0.99	1.13	(13)%	3.70	3.45	7%
(1) See attached Reconciliation of Non-GAAP Financial Measures - Consolidated.

Noteworthy Developments

On November 5, 2022, Werner acquired ReedTMS Logistics (“ReedTMS”) of Tampa, Florida. ReedTMS is a leading asset-light logistics provider and truckload carrier that offers a comprehensive suite of freight brokerage and truckload solutions to a diverse customer base. ReedTMS achieved revenues of $372.0 million for the last 12 months ended September 30, 2022, 90% freight brokerage and 10% trucking. ReedTMS further strengthens our freight brokerage capabilities with its extensive freight brokerage network and elevates our logistics portfolio with new customers.

On October 1, 2022, Werner acquired Baylor Trucking (“Baylor”) of Milan, Indiana. Baylor achieved revenues of $81.5 million for the last 12 months ended August 31, 2022. Baylor is a premier truckload carrier that operates 200 trucks and 980 trailers in the east central and south central U.S. with their network of two terminals. Baylor, with its highly skilled professional drivers and non-driver associates, further strengthens our portfolio with their exceptional service and stellar reputation.

Werner Enterprises, Inc. - Release of February 7, 2023

Truckload Transportation Services (TTS) Segment

•Revenues of $634.8 million increased $71.6 million
•Operating income of $80.3 million decreased $7.9 million; non-GAAP adjusted operating income of $83.1 million decreased $6.9 million due to strength in our Dedicated fleet performance, partially offset by moderating performance in One-Way Truckload
•Operating margin of 12.7% decreased 300 basis points from 15.7%; non-GAAP adjusted operating margin of 13.1% decreased 290 basis points from 16.0%
•Non-GAAP adjusted operating margin, net of fuel, of 15.8% decreased 240 basis points from 18.2%
•Average segment trucks in service totaled 8,709, an increase of 396 trucks year over year, or 4.8%
•Dedicated unit trucks at quarter end totaled 5,450, or 63% of the total TTS segment fleet, compared to 5,235 trucks, or 63%, a year ago
•1.3% increase in TTS average revenues per truck per week

During fourth quarter 2022, Dedicated experienced solid and steady freight demand from our customers. One-Way Truckload customer freight demand during fourth quarter 2022 was seasonally weaker than normal compared to a strong freight market in fourth quarter 2021.

Comparisons of key financial metrics for the TTS segment, including operating ratios (actual and net of fuel surcharge revenues), are shown in the table below.

Key Truckload Transportation Services Segment Financial Metrics

	Three Months Ended December 31,			Year Ended December 31,
(In thousands)	2022	2021	Y/Y Change	2022	2021	Y/Y Change
Trucking revenues, net of fuel surcharge	$518,393	$488,593	6%	$1,982,639	$1,789,148	11%
Trucking fuel surcharge revenues	109,611	68,501	60%	419,240	234,164	79%
Non-trucking and other revenues	6,783	6,133	11%	26,807	21,761	23%
Total revenues	$634,787	$563,227	13%	$2,428,686	$2,045,073	19%
Operating income	$80,341	$88,231	(9)%	$294,555	$281,823	5%
Operating margin	12.7%	15.7%	(300) bps	12.1%	13.8%	(170) bps
Operating ratio	87.3%	84.3%	300 bps	87.9%	86.2%	170 bps
Adjusted operating income (1)	$83,104	$90,044	(8)%	$303,902	$288,678	5%
Adjusted operating margin (1)	13.1%	16.0%	(290) bps	12.5%	14.1%	(160) bps
Adjusted operating margin, net of fuel surcharge (1)	15.8%	18.2%	(240) bps	15.1%	15.9%	(80) bps
Adjusted operating ratio (1)	86.9%	84.0%	290 bps	87.5%	85.9%	160 bps
Adjusted operating ratio, net of fuel surcharge (1)	84.2%	81.8%	240 bps	84.9%	84.1%	80 bps
(1) See attached Reconciliation of Non-GAAP Financial Measures - Truckload Transportation Services (TTS) Segment.

Werner Logistics Segment

•Revenues of $213.5 million increased $28.5 million, or 15%
•Operating income of $9.9 million decreased $1.9 million
•Operating margin of 4.6% decreased 170 basis points from 6.3%
•Adjusted operating income of $8.0 million decreased $3.9 million
•Adjusted operating margin of 3.8% decreased 260 basis points from 6.4%

Truckload Logistics revenues (71% of Logistics revenues) increased 20%, driven by a 34% increase in shipments, partially offset by an 11% decline in revenues per shipment. Excluding the eight weeks of ReedTMS Logistics revenues in fourth quarter 2022, Truckload Logistics revenues declined 17% in fourth quarter year-over-year.

Werner Enterprises, Inc. - Release of February 7, 2023

Intermodal revenues (17% of Logistics revenues) decreased 23%, due to a 25% decline in shipments, partially offset by a 3% increase in revenues per shipment.

Final Mile revenues (12% of Logistics revenues) increased $14 million due primarily to a full quarter impact in 2022 from the November 2021 NEHDS acquisition compared to the six weeks of revenues in 2021.

Logistics operating income decreased $1.9 million and adjusted operating income decreased $3.9 million in fourth quarter 2022, due to a seasonally soft freight market in fourth quarter 2022 compared to a strong freight market with significant project, surge and peak pricing freight opportunities in fourth quarter 2021.

Key Werner Logistics Segment Financial Metrics

	Three Months Ended December 31,			Year Ended December 31,
(In thousands)	2022	2021	Y/Y Change	2022	2021	Y/Y Change
Total revenues	$213,485	$184,967	15%	$793,492	$622,461	27%
Operating expenses:
Purchased transportation expense	174,463	155,492	12%	653,185	535,379	22%
Other operating expenses	29,154	17,753	64%	104,123	59,209	76%
Total operating expenses	203,617	173,245	18%	757,308	594,588	27%
Operating income	$9,868	$11,722	(16)%	$36,184	$27,873	30%
Operating margin	4.6%	6.3%	(170) bps	4.6%	4.5%	10 bps
Adjusted operating income (1)	$8,028	$11,889	(32)%	$35,844	$27,027	33%
Adjusted operating margin (1)	3.8%	6.4%	(260) bps	4.5%	4.3%	20 bps
(1) See attached Reconciliation of Non-GAAP Financial Measures - Werner Logistics Segment.

Cash Flow and Capital Allocation

Cash flow from operations in fourth quarter 2022 was $116.0 million compared to $79.5 million in fourth quarter 2021, an increase of 46%.

Net capital expenditures in fourth quarter 2022 were $63.5 million compared to $30.3 million in fourth quarter 2021, an increase of 109%. We plan to continue to invest in new trucks and trailers and our terminals to improve our driver experience, optimize operational efficiency and more effectively manage our maintenance, safety and fuel costs. The average ages of our truck and trailer fleets were 2.3 years and 5.0 years, respectively, as of December 31, 2022.

Gains on sales of property and equipment in fourth quarter 2022 were $25.9 million, or $0.30 per share, compared to $21.2 million, or $0.24 per share, in fourth quarter 2021. Year over year, we sold more trucks and trailers and realized lower average gains per truck and trailer. Gains on sales of property and equipment are reflected as a reduction of Other Operating Expenses in our income statement.

We did not repurchase shares of our common stock in fourth quarter 2022. As of December 31, 2022, we had 2.3 million shares remaining under our share repurchase authorization.

As of December 31, 2022, we had $107 million of cash and over $1.4 billion of stockholders’ equity. Total debt outstanding was $694 million at December 31, 2022. In December 2022, we finalized a new $1.075 billion five-year unsecured syndicated credit facility with six banks, to expand our credit capacity, and we extended most of our debt maturities out to 2027. After considering letters of credit issued, we had available liquidity consisting of cash and available borrowing capacity as of December 31, 2022 of $523 million.

Werner Enterprises, Inc. - Release of February 7, 2023

Introducing 2023 Guidance Metrics and Assumptions

	2022 Results (as of 12/31/22)	2023 Guidance (as of 2/7/23)	Commentary
TTS truck growth from BoY to EoY	3% (2022)	1% to 4% (annual)	•Majority of 2023 growth planned for Dedicated and back half weighted
Net capital expenditures	$317.6M (2022)	$350M to $400M (annual)	•Subject to availability of new equipment
TTS Guidance
Dedicated RPTPW* growth	5.0% (4Q22 vs. 4Q21)	0% to 3% (annual)	•Expect low single digit increase YoY with difficult comp
One-Way Truckload RPTM* growth	0.4% (4Q22 vs. 4Q21)	(3)% to (6)% (1H23 vs. 1H22)	•Softening OWT freight market earlier in the year then strengthening in 2H23
* Net of fuel surcharge revenues
Assumptions

•Effective income tax rate of 24.0% to 25.0% in 2023 compared to 4Q22 of 24.7%.
•Average truck age of 2.2 years and trailer age of 5.0 years as of 12/31/23, compared to 2.3 years and 5.0 years as of 12/31/22.

Werner Enterprises, Inc. - Release of February 7, 2023

Call Information

Werner Enterprises, Inc. will conduct a conference call to discuss fourth quarter 2022 earnings today beginning at 4:00 p.m. CT. The news release, live webcast of the earnings conference call, and accompanying slide presentation will be available at werner.com in the “Investors” section under “News & Events” and then “Events Calendar.” To participate in the conference call, please dial (844) 701-1165 (domestic) or (412) 317-5498 (international). Please mention to the operator that you are dialing in for the Werner Enterprises call.

A replay of the conference call will be available on February 7, 2023 at approximately 6:00 p.m. CT through March 7, 2023 by dialing (877) 344-7529 (domestic) or (412) 317-0088 (international) and using the access code 6540190. A replay of the webcast will also be available at werner.com in the “Investors” section under “News & Events” and then “Events Calendar.”

About Werner Enterprises

Werner Enterprises, Inc. (Nasdaq: WERN) delivers superior truckload transportation and logistics services to customers across the United States, Mexico and Canada. With 2022 revenues of $3.3 billion, an industry-leading modern truck and trailer fleet, over 14,000 talented associates and our innovative Werner EDGE technology, we are an essential solutions provider for customers who value the integrity of their supply chain and require safe and exceptional on-time service. Werner provides Dedicated and One-Way Truckload services as well as Logistics services that include truckload brokerage, freight management, intermodal and final mile. As an industry leader, Werner is deeply committed to promoting sustainability and supporting diversity, equity and inclusion.

This press release may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, as amended. Such forward-looking statements are based on information presently available to the Company’s management and are current only as of the date made. Actual results could also differ materially from those anticipated as a result of a number of factors, including, but not limited to, those discussed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2021 and subsequently filed Quarterly Reports on Form 10-Q.

For those reasons, undue reliance should not be placed on any forward-looking statement. The Company assumes no duty or obligation to update or revise any forward-looking statement, although it may do so from time to time as management believes is warranted or as may be required by applicable securities law. Any such updates or revisions may be made by filing reports with the U.S. Securities and Exchange Commission (“SEC”), through the issuance of press releases or by other methods of public disclosure.

Contact:
John J. Steele
Executive Vice President, Treasurer
and Chief Financial Officer
(402) 894-3036

Source: Werner Enterprises, Inc.

Werner Enterprises, Inc. - Release of February 7, 2023

Consolidated Financial Information

INCOME STATEMENT
(Unaudited)
(In thousands, except per share amounts)

	Three Months Ended December 31,				Year Ended December 31,
	2022		2021		2022		2021
	$	%	$	%	$	%	$	%
Operating revenues	$861,491	100.0	$765,221	100.0	$3,289,978	100.0	$2,734,372	100.0
Operating expenses:
Salaries, wages and benefits	260,531	30.2	245,814	32.1	1,020,609	31.0	895,012	32.7
Fuel	111,447	12.9	71,833	9.4	437,299	13.3	245,866	9.0
Supplies and maintenance	65,406	7.6	54,073	7.1	253,096	7.7	206,701	7.6
Taxes and licenses	25,289	2.9	24,699	3.2	97,929	3.0	96,095	3.5
Insurance and claims	44,301	5.2	28,161	3.7	147,365	4.5	98,658	3.6
Depreciation and amortization	73,826	8.6	71,269	9.3	279,923	8.5	267,700	9.8
Rent and purchased transportation	207,662	24.1	182,685	23.9	777,464	23.6	641,159	23.4
Communications and utilities	4,429	0.5	3,507	0.4	15,856	0.5	13,460	0.5
Other	(19,781)	(2.3)	(15,308)	(2.0)	(62,639)	(1.9)	(39,425)	(1.4)
Total operating expenses	773,110	89.7	666,733	87.1	2,966,902	90.2	2,425,226	88.7
Operating income	88,381	10.3	98,488	12.9	323,076	9.8	309,146	11.3
Other expense (income):
Interest expense	5,824	0.7	1,600	0.2	11,828	0.4	4,423	0.2
Interest income	(751)	(0.1)	(293)	—	(1,731)	(0.1)	(1,211)	(0.1)
Loss (gain) on investments in equity securities, net	2,208	0.3	(4,036)	(0.5)	(12,195)	(0.4)	(40,317)	(1.5)
Other	112	—	90	—	388	—	236	—
Total other expense (income)	7,393	0.9	(2,639)	(0.3)	(1,710)	(0.1)	(36,869)	(1.4)
Income before income taxes	80,988	9.4	101,127	13.2	324,786	9.9	346,015	12.7
Income tax expense	19,977	2.3	23,262	3.0	79,206	2.4	84,537	3.1
Net income	61,011	7.1	77,865	10.2	245,580	7.5	261,478	9.6
Net income attributable to noncontrolling interest	(845)	(0.1)	(1,098)	(0.2)	(4,324)	(0.2)	(2,426)	(0.1)
Net income attributable to Werner	$60,166	7.0	$76,767	10.0	$241,256	7.3	$259,052	9.5
Diluted shares outstanding	63,695		66,850		64,579		67,855
Diluted earnings per share	$0.94		$1.15		$3.74		$3.82

Werner Enterprises, Inc. - Release of February 7, 2023

CONDENSED BALANCE SHEET
(In thousands, except share amounts)

	December 31, 2022	December 31, 2021
	(Unaudited)

ASSETS
Current assets:
Cash and cash equivalents	$107,240	$54,196
Accounts receivable, trade, less allowance of $10,271 and $9,169, respectively	518,815	460,518
Other receivables	29,875	24,449
Inventories and supplies	14,527	11,140
Prepaid taxes, licenses and permits	17,699	17,549
Other current assets	74,459	63,361
Total current assets	762,615	631,213
Property and equipment	2,885,641	2,557,825
Less – accumulated depreciation	1,060,365	944,582
Property and equipment, net	1,825,276	1,613,243
Goodwill	132,717	74,618
Intangible assets, net	81,502	55,315
Other non-current assets (1)	295,145	229,324
Total assets	$3,097,255	$2,603,713

LIABILITIES, TEMPORARY EQUITY AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$124,483	$93,987
Current portion of long-term debt	6,250	5,000
Insurance and claims accruals	78,620	72,594
Accrued payroll	49,793	44,333
Accrued expenses	20,358	28,758
Other current liabilities	30,016	24,011
Total current liabilities	309,520	268,683
Long-term debt, net of current portion	687,500	422,500
Other long-term liabilities	59,677	43,314
Insurance and claims accruals, net of current portion (1)	244,946	237,220
Deferred income taxes	313,278	268,499
Total liabilities	1,614,921	1,240,216
Temporary equity - redeemable noncontrolling interest	38,699	35,947
Stockholders’ equity:
Common stock, $.01 par value, 200,000,000 shares authorized; 80,533,536
shares issued; 63,223,003 and 65,790,112 shares outstanding, respectively	805	805
Paid-in capital	129,837	121,904
Retained earnings	1,875,873	1,667,104
Accumulated other comprehensive loss	(11,292)	(20,604)
Treasury stock, at cost; 17,310,533 and 14,743,424 shares, respectively	(551,588)	(441,659)
Total stockholders’ equity	1,443,635	1,327,550
Total liabilities, temporary equity and stockholders’ equity	$3,097,255	$2,603,713
(1) Under the terms of our insurance policies, we are the primary obligor of the damage award in a previously disclosed adverse jury verdict, and as such, we have recorded a $79.2 million receivable from our third-party insurance providers in other non-current assets and a corresponding liability of the same amount in the long-term portion of insurance and claims accruals in the unaudited condensed balance sheets as of December 31, 2022 and 2021.

Werner Enterprises, Inc. - Release of February 7, 2023

SUPPLEMENTAL INFORMATION
(Unaudited)
(In thousands)

	Three Months Ended December 31,		Year Ended December 31,
	2022	2021	2022	2021
Capital expenditures, net	$63,507	$30,319	$317,579	$193,049
Cash flow from operations	115,995	79,475	448,711	332,819
Return on assets (annualized)	8.2%	12.2%	8.8%	11.1%
Return on equity (annualized)	16.8%	23.0%	17.5%	20.4%

Segment Financial and Operating Statistics Information

SEGMENT INFORMATION
(Unaudited)
(In thousands)

	Three Months Ended December 31,		Year Ended December 31,
	2022	2021	2022	2021
Revenues
Truckload Transportation Services	$634,787	$563,227	$2,428,686	$2,045,073
Werner Logistics	213,485	184,967	793,492	622,461
Other (1)	16,257	16,980	71,185	66,108
Corporate	431	407	1,833	1,629
Subtotal	864,960	765,581	3,295,196	2,735,271
Inter-segment eliminations (2)	(3,469)	(360)	(5,218)	(899)
Total	$861,491	$765,221	$3,289,978	$2,734,372
Operating Income
Truckload Transportation Services	$80,341	$88,231	$294,555	$281,823
Werner Logistics	9,868	11,722	36,184	27,873
Other (1)	(2,419)	1,012	(2,604)	4,947
Corporate	591	(2,477)	(5,059)	(5,497)
Total	$88,381	$98,488	$323,076	$309,146

(1) Other includes our driver training schools, transportation-related activities such as third-party equipment maintenance and equipment leasing, and other business activities.
(2) Inter-segment eliminations represent transactions between reporting segments that are eliminated in consolidation.

Werner Enterprises, Inc. - Release of February 7, 2023

OPERATING STATISTICS BY SEGMENT
(Unaudited)

	Three Months Ended December 31,			Year Ended December 31,
	2022	2021	% Chg	2022	2021	% Chg
Truckload Transportation Services segment
Average trucks in service	8,709	8,313	4.8%	8,437	7,982	5.7%
Average revenues per truck per week (1)	$4,579	$4,521	1.3%	$4,519	$4,311	4.8%
Total trucks (at quarter end)
Company	8,305	8,050	3.2%	8,305	8,050	3.2%
Independent contractor	295	290	1.7%	295	290	1.7%
Total trucks	8,600	8,340	3.1%	8,600	8,340	3.1%
Total trailers (at quarter end)	27,650	25,760	7.3%	27,650	25,760	7.3%
One-Way Truckload
Trucking revenues, net of fuel surcharge (in 000’s)	$201,460	$197,346	2.1%	$766,013	$710,673	7.8%
Average trucks in service	3,292	3,088	6.6%	3,153	2,942	7.2%
Total trucks (at quarter end)	3,150	3,105	1.4%	3,150	3,105	1.4%
Average percentage of empty miles	13.58%	11.76%	15.5%	12.70%	11.25%	12.9%
Average revenues per truck per week (1)	$4,708	$4,916	(4.2)%	$4,672	$4,645	0.6%
Average % change YOY in revenues per total mile (1)	0.4%	19.2%		8.6%	17.3%
Average % change YOY in total miles per truck per week	(4.6)%	(11.1)%		(7.4)%	(8.2)%
Average completed trip length in miles (loaded)	633	715	(11.5)%	675	786	(14.1)%
Dedicated
Trucking revenues, net of fuel surcharge (in 000’s)	$316,933	$291,244	8.8%	$1,216,626	$1,078,475	12.8%
Average trucks in service	5,417	5,225	3.7%	5,284	5,040	4.8%
Total trucks (at quarter end)	5,450	5,235	4.1%	5,450	5,235	4.1%
Average revenues per truck per week (1)	$4,501	$4,287	5.0%	$4,428	$4,116	7.6%
Werner Logistics segment
Average trucks in service	45	49	(8.2)%	52	41	26.8%
Total trucks (at quarter end)	39	55	(29.1)%	39	55	(29.1)%
Total trailers (at quarter end)	2,315	1,465	58.0%	2,315	1,465	58.0%
(1) Net of fuel surcharge revenues

Non-GAAP Financial Measures and Reconciliations

To supplement our financial results presented in accordance with generally accepted accounting principles in the United States of America (“GAAP”), we provide certain non-GAAP financial measures as defined by the SEC Regulation G, including non-GAAP adjusted operating income; non-GAAP adjusted operating margin; non-GAAP adjusted operating margin, net of fuel surcharge; non-GAAP adjusted net income attributable to Werner; non-GAAP adjusted diluted earnings per share; non-GAAP adjusted operating revenues, net of fuel surcharge; non-GAAP adjusted operating expenses; non-GAAP adjusted operating expenses, net of fuel surcharge; non-GAAP adjusted operating ratio; and non-GAAP adjusted operating ratio, net of fuel surcharge. We believe these non-GAAP financial measures provide a more useful comparison of our performance from period to period because they exclude the effect of items that, in our opinion, do not reflect our core operating performance. Our non-GAAP financial measures are not meant to be considered in isolation or as substitutes for their comparable GAAP measures and should be read only in conjunction with our consolidated financial statements prepared in accordance with GAAP. There are limitations to using non-GAAP financial measures. Although we believe that they improve comparability in analyzing our period to period performance, they could limit comparability to other companies in our industry if those companies define these measures differently. Because of these limitations, our non-GAAP financial measures should not be considered measures of income generated by our business. Management compensates for these limitations by primarily relying on GAAP results and using non-GAAP financial measures on a supplemental basis.

Werner Enterprises, Inc. - Release of February 7, 2023

The following tables present reconciliations of each non-GAAP financial measure to its most directly comparable GAAP financial measure as required by SEC Regulation G. In addition, information regarding each of the excluded items as well as our reasons for excluding them from our non-GAAP results is provided below.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES – CONSOLIDATED
(unaudited)
(In thousands, except per share amounts)

	Three Months Ended December 31,				Year Ended December 31,
	2022		2021		2022		2021
Non-GAAP Adjusted Operating Income and Non-GAAP Adjusted Operating Margin (1)	$	% of Op. Rev.	$	% of Op. Rev.	$	% of Op. Rev.	$	% of Op. Rev.
Operating income and operating margin – (GAAP)	$88,381	10.3%	$98,488	12.9%	$323,076	9.8%	$309,146	11.3%
Non-GAAP adjustments:
Insurance and claims (2)	1,387	0.1%	1,321	0.1%	5,394	0.2%	5,137	0.2%
Gain on sale of Werner Global Logistics (3)	—	—%	—	—%	—	—%	(1,013)	(0.1)%
Amortization of intangible assets (4)	2,036	0.2%	659	0.1%	6,113	0.2%	1,885	0.1%
Acquisition expenses (5)	613	0.1%	630	0.1%	1,081	—%	1,622	0.1%
Contingent consideration adjustment (6)	(2,500)	(0.3)%	—	—%	(2,500)	(0.1)%	—	—%
Non-GAAP adjusted operating income and non-GAAP adjusted operating margin	$89,917	10.4%	$101,098	13.2%	$333,164	10.1%	$316,777	11.6%

	Three Months Ended December 31,				Year Ended December 31,
	2022		2021		2022		2021
Non-GAAP Adjusted Net Income Attributable to Werner and Non-GAAP Adjusted Diluted EPS (1)	$	Diluted EPS	$	Diluted EPS	$	Diluted EPS	$	Diluted EPS
Net income attributable to Werner and diluted EPS – (GAAP)	$60,166	$0.94	$76,767	$1.15	$241,256	$3.74	$259,052	$3.82
Non-GAAP adjustments:
Insurance and claims (2)	1,387	0.02	1,321	0.02	5,394	0.08	5,137	0.08
Gain on sale of Werner Global Logistics (3)	—	—	—	—	—	—	(1,013)	(0.02)
Amortization of intangible assets, net of amount attributable to noncontrolling interest (4)	1,864	0.03	560	0.01	5,425	0.08	1,541	0.02
Acquisition expenses (5)	613	0.01	630	0.01	1,081	0.02	1,622	0.02
Contingent consideration adjustment (6)	(2,500)	(0.04)	—	—	(2,500)	(0.04)	—	—
Loss (gain) on investments in equity securities, net (7)	2,208	0.04	(4,036)	(0.06)	(12,195)	(0.19)	(40,317)	(0.59)
Income tax effect of above adjustments (8)	(898)	(0.01)	382	—	703	0.01	8,258	0.12
Non-GAAP adjusted net income attributable to Werner and non-GAAP adjusted diluted EPS	$62,840	$0.99	$75,624	$1.13	$239,164	$3.70	$234,280	$3.45

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES – TRUCKLOAD TRANSPORTATION SERVICES (TTS) SEGMENT
(unaudited)
(In thousands)

	Three Months Ended December 31,				Year Ended December 31,
	2022		2021		2022		2021
Non-GAAP Adjusted Operating Income and Non-GAAP Adjusted Operating Margin (1)	$	% of Op. Rev.	$	% of Op. Rev.	$	% of Op. Rev.	$	% of Op. Rev.
Operating income and operating margin – (GAAP)	$80,341	12.7%	$88,231	15.7%	$294,555	12.1%	$281,823	13.8%
Non-GAAP adjustments:
Insurance and claims (2)	1,387	0.2%	1,321	0.2%	5,394	0.2%	5,137	0.2%
Amortization of intangible assets (4)	1,376	0.2%	492	0.1%	3,953	0.2%	1,718	0.1%
Non-GAAP adjusted operating income and non-GAAP adjusted operating margin	$83,104	13.1%	$90,044	16.0%	$303,902	12.5%	$288,678	14.1%

Werner Enterprises, Inc. - Release of February 7, 2023

	Three Months Ended December 31,				Year Ended December 31,
	2022		2021		2022		2021
Non-GAAP Adjusted Operating Expenses and Non-GAAP Adjusted Operating Ratio (1)	$	% of Op. Rev.	$	% of Op. Rev.	$	% of Op. Rev.	$	% of Op. Rev.
Operating expenses and operating ratio – (GAAP)	$554,446	87.3%	$474,996	84.3%	$2,134,131	87.9%	$1,763,250	86.2%
Non-GAAP adjustments:
Insurance and claims (2)	(1,387)	(0.2)%	(1,321)	(0.2)%	(5,394)	(0.2)%	(5,137)	(0.2)%
Amortization of intangible assets (4)	(1,376)	(0.2)%	(492)	(0.1)%	(3,953)	(0.2)%	(1,718)	(0.1)%
Non-GAAP adjusted operating expenses and non-GAAP adjusted operating ratio	$551,683	86.9%	$473,183	84.0%	$2,124,784	87.5%	$1,756,395	85.9%

	Three Months Ended December 31,		Year Ended December 31,
Non-GAAP Adjusted Operating Expenses, Net of Fuel Surcharge; Non-GAAP Adjusted Operating Margin, Net of Fuel Surcharge; and Non-GAAP Adjusted Operating Ratio, Net of Fuel Surcharge (1)	2022	2021	2022	2021
	$	$	$	$
Operating revenues – (GAAP)	$634,787	$563,227	$2,428,686	$2,045,073
Less: Trucking fuel surcharge (9)	(109,611)	(68,501)	(419,240)	(234,164)
Operating revenues, net of fuel surcharge – (Non-GAAP)	525,176	494,726	2,009,446	1,810,909
Operating expenses – (GAAP)	554,446	474,996	2,134,131	1,763,250
Non-GAAP adjustments:
Trucking fuel surcharge (9)	(109,611)	(68,501)	(419,240)	(234,164)
Insurance and claims (2)	(1,387)	(1,321)	(5,394)	(5,137)
Amortization of intangible assets (4)	(1,376)	(492)	(3,953)	(1,718)
Non-GAAP adjusted operating expenses, net of fuel surcharge	442,072	404,682	1,705,544	1,522,231
Non-GAAP adjusted operating income	$83,104	$90,044	$303,902	$288,678
Non-GAAP adjusted operating margin, net of fuel surcharge	15.8%	18.2%	15.1%	15.9%
Non-GAAP adjusted operating ratio, net of fuel surcharge	84.2%	81.8%	84.9%	84.1%

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES – WERNER LOGISTICS SEGMENT
(unaudited)
(In thousands)

	Three Months Ended December 31,				Year Ended December 31,
	2022		2021		2022		2021
Non-GAAP Adjusted Operating Income and Non-GAAP Adjusted Operating Margin (1)	$	% of Op. Rev.	$	% of Op. Rev.	$	% of Op. Rev.	$	% of Op. Rev.
Operating income and operating margin – (GAAP)	$9,868	4.6%	$11,722	6.3%	$36,184	4.6%	$27,873	4.5%
Non-GAAP adjustments:
Gain on sale of Werner Global Logistics (3)	—	—%	—	—%	—	—%	(1,013)	(0.2)%
Amortization of intangible assets (4)	660	0.3%	167	0.1%	2,160	0.2%	167	—%
Contingent consideration adjustment (6)	(2,500)	(1.1)%	—	—%	(2,500)	(0.3)%	—	—%
Non-GAAP adjusted operating income and non-GAAP adjusted operating margin	$8,028	3.8%	$11,889	6.4%	$35,844	4.5%	$27,027	4.3%

(1) Non-GAAP adjusted operating income; non-GAAP adjusted operating margin; non-GAAP adjusted operating margin, net of fuel surcharge; non-GAAP adjusted net income attributable to Werner; non-GAAP adjusted diluted earnings per share; non-GAAP adjusted operating revenues, net of fuel surcharge; non-GAAP adjusted operating expenses; non-GAAP adjusted operating expenses, net of fuel surcharge; non-GAAP adjusted operating ratio; and non-GAAP adjusted operating ratio, net of fuel surcharge should be considered in addition to, rather than as substitutes for, GAAP operating income; GAAP operating margin; GAAP net income attributable to Werner; GAAP diluted earnings per share; GAAP operating revenues; GAAP operating expenses; and GAAP operating ratio, which are their most directly comparable GAAP financial measures.

(2) We accrued pre-tax insurance and claims expense for interest related to a previously disclosed excess adverse jury verdict rendered on May 17, 2018 in a lawsuit arising from a December 2014 accident. The Company is appealing this verdict. Additional information about the accident was included in our Current Report on Form 8-K dated May 17, 2018. Under our insurance policies in effect on the date of this accident, our maximum liability for this accident is $10.0 million (plus pre-judgment and post-judgment interest) with premium-based insurance coverage that exceeds the jury verdict amount. We continue to accrue pre-tax insurance and claims expense for interest at $0.5 million per month until such time as the outcome of our appeal is finalized. Management believes excluding the effect of this item provides a more useful comparison of our performance from period to period. This item is included in our Truckload Transportation Services segment in our Segment Information table.

(3) During first quarter 2021, we sold Werner Global Logistics freight forwarding services for international ocean and air shipments to Scan Global Logistics Group, which resulted in the pre-tax gain on sale. Management believes excluding the effect of this unusual and infrequent item provides a more useful comparison of our performance from period to period. This item is included in our Werner Logistics segment in our Segment Information table.

(4) Amortization expense related to intangible assets acquired in our business acquisitions is excluded because management does not believe it is indicative of our core operating performance.

Werner Enterprises, Inc. - Release of February 7, 2023

(5) We incurred business acquisition-related expenses including legal and professional fees. Acquisition-related expenses are excluded as management believes these costs are not representative of the costs of managing our on-going business. The expenses are included within other operating expenses in our Income Statement and in Corporate operating income in our Segment Information table.

(6) The contingent consideration, also referred to as earnout, period related to the NEHDS Logistics, LLC acquisition ended on December, 31, 2022 and did not result in any additional cash payments, as the financial performance goals were not achieved. As a result, a favorable adjustment was recorded in other operating expense in our Income Statement. Management believes excluding the effect of income/expense associated with contingent consideration provides a more useful comparison of our performance from period to period. This item is included in our Werner Logistics segment in our Segment Information table.

(7) Represents non-operating mark-to-market adjustments for unrealized gains/losses on our minority equity investments, which we account for under ASC 321, Investments - Equity Securities. We record changes in the value of our investments in equity securities in other expense (income) in our Income Statement.

(8) The income tax effect of the non-GAAP adjustments is calculated using the incremental income tax rate excluding discrete items, and the income tax effect for 2022 has been updated to reflect the annual incremental income tax rate.

(9) Fluctuating fuel prices and fuel surcharge revenues impact the total company operating ratio and the TTS segment operating ratio when fuel surcharges are reported on a gross basis as revenues versus netting the fuel surcharges against fuel expenses. Management believes netting fuel surcharge revenues, which are generally a more volatile source of revenue, against fuel expenses provides a more consistent basis for comparing the results of operations from period to period.